UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2020

MESA LABORATORIES, INC. /CO
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-11740 (Commission File Number)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, Colorado (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: 303-987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, no par value	MLAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Shareholders of Mesa Laboratories, Inc. was held on August 28, 2020. Of the 5,102,995 shares of common stock entitled to vote, 4,551,145 were represented either in person or proxy. Eight directors were elected to serve until the next Annual Meeting of Shareholders. The advisory vote to approve executive compensation was approved. The ratification of the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the year ending March 31, 2021 was approved.

The eight directors elected were:

	For	Withheld	Broker Non-Votes
Jennifer S. Alltoft	4,164,242	39,667	347,236
Evan C. Guillemin	4,163,631	40,278	347,236
Shannon M. Hall	4,184,269	19,640	347,236
David M. Kelly	4,181,130	22,779	347,236
Gary M. Owens	4,167,444	36,465	347,236
David B. Perez	4,195,213	8,696	347,236
John B. Schmieder	3,225,980	977,929	347,236
John J. Sullivan, Ph.D.	4,153,348	50,561	347,236

The advisory vote to approve executive compensation was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
4,124,539	42,495	36,875	347,236

The appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the year ending March 31, 2021 was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
4,374,416	102,149	74,580	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: August 28, 2020		Mesa Laboratories, Inc.
(Registrant)

	BY:	/s/ Gary M. Owens
Gary M. Owens
President and Chief Executive Officer